UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2024

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37584 (Commission File Number)	26-0344657 (IRS Employer Identification No.)

CPI Card Group Inc. 10368 W. Centennial Road Littleton, CO (Address of principal executive offices)	80127 (Zip Code)

(720) 681-6304

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PMTS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01   Other Events.

On June 26, 2024, CPI Card Group Inc. (the “Company”) issued a press release, made pursuant to Rule 135c promulgated under the Securities Act of 1933, as amended (the “Securities Act”), announcing the pricing of its previously announced private offering by its wholly-owned subsidiary, CPI CG Inc. (the “Issuer”), of $285 million aggregate principal amount of 10.000% senior secured notes due 2029 (the “Notes”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The Issuer intends to use the net proceeds from the offering, together with cash on hand, to redeem all of Issuer’s outstanding 8.625% senior secured notes due 2026 (the “2026 Notes”) and to pay related fees, premiums and expenses. On June 27, 2024, the Company issued a Conditional Notice of Full Redemption (the “Redemption”) for any and all of the 2026 Notes outstanding July 11, 2024 (the “Redemption Date”), at a redemption price equal to 102.156% of the principal amount of the 2026 Notes, plus any accrued and unpaid interest to, but excluding, the Redemption Date. The Redemption is contingent upon the issuance by the Company of the Notes and the receipt by the Company of the net cash proceeds therefrom. Nothing in this Current Report shall constitute a notice of redemption to the holders of the 2026 Notes or an offer to redeem or repurchase any of the 2026 Notes. Any such notice will only be made in accordance with the provisions of the indenture governing the 2026 Notes.

The Notes and related guarantees will be offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act, or outside the United States to certain non-U.S. persons in compliance with Regulation S under the Securities Act. The issuance and sale of the Notes and related guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Notes and related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

This Current Report on Form 8-K (and the exhibit hereto) shall not constitute an offer to sell or the solicitation of an offer to buy the Notes and related guarantees. Offers of the Notes and related guarantees were made only by means of a private offering memorandum, and are not being made to any person in any jurisdiction in which such offer, sale or solicitation is unlawful.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	CPI Card Group, Inc. press release dated June 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP, INC.

Date: June 27, 2024	By:	/s/ Jessica Browne
	Name:	Jessica Browne
	Title:	Acting Chief Legal and Compliance Officer